SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


  Date of Report (Date of earliest event reported) June 4, 1998

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


         Pennsylvania               0-10822                25-1229323
(State of other jurisdiction (Commission File Number)    (IRS Employer
      of incorporation)                               Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
      (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (412) 349-1811


_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)


Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          On June 4, 1998 Biocontrol Technology, Inc.
(NASDAQ:BICO) announced today that its subsidiary, IDT, Inc.
in conjunction with HemoCleanse, Inc. has received an Investigational Device Exemption (IDE) from the FDA to conduct a human study utilizing the ThermoChem-HT and related disposables for regional hyperthermia as part of an aggressive combined therapy to include surgery and intraperitoneal hyperthermic chemotherapy (IPHC) for the treatment of patients with advanced gastrointestinal and ovarian cancers.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO

DATED:  June 4, 1998

BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

Release:  Immediate

For More Information, Call:

Investors                           Media
Diane McQuaide                      Susan Taylor
1.412.429.0673  phone               1.412.279.9455 phone
1.412.279.9690  fax                 1.412.279.9447 fax


                 FDA APPROVES STUDY FOR ADVANCED
              GASTROINTESTINAL AND OVARIAN CANCERS

      Pittsburgh, PA - June 4, 1998 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that its subsidiary, IDT, Inc. in conjunction with HemoCleanse, Inc. has received an Investigational Device Exemption (IDE) from the FDA to conduct a human study utilizing the ThermoChem-HT and related disposables for regional hyperthermia as part of an aggressive combined therapy to include surgery and intraperitoneal hyperthermic chemotherapy (IPHC) for the treatment of patients with advanced gastrointestinal and ovarian cancers.
      The study is approved to be conducted at the Comprehensive Cancer Center of Wake Forest University (CCCWFU) where (IPHC) has been under investigation as a therapy for disseminated intraperitoneal cancer since 1992. According to Brian Loggie, M.D., the principal investigator of the proposed studies, "Our prior experience with this technique suggests that it is effective in controlling malignant ascites and may prolong survival in patients with disseminated intraperitoneal cancer. The lack of an FDA-approved device for administering the heated chemotherapy has prevented this technique from being more widely available."
      The outlook for patients with advanced gastrointestinal and ovarian cancers that has disseminated to the peritoneal cavity is grim. There is no effective standard treatment and patient survival is poor.
     The goal is to make IPHC a standard therapy in the treatment of advanced gastrointestinal and ovarian cancers. The combined therapy includes surgical tumor debulking with intraperitoneal hyperthermic chemotherapy (IPHC), which utilizes the ThermoChem-HT to circulate and heat fluid containing the chemotherapy drug throughout the peritoneal cavity. In order to disseminate this new technique to the surgical oncology community, a standardized device had to be developed that could safely and simply be used for intraperitoneal hyperthermic perfusion of chemotherapy agents.
      The ThermoChem-HT, a component of the ThermoChem System utilized for regional hyperthermia, is being developed under the ISO9001, which is a comprehensive standard covering design, manufacturing, installation and servicing systems. Upon completion of the ThermoChem-HT under ISO standards, a technical file with clinical data will be submitted to a European Notified Body to receive a CE Mark. Placement of a CE mark signifies that the device meets the requirements for distribution into the European community.
       The ThermoChem-HT will be manufactured by Biocontrol Technology, Inc. at its Indiana, PA manufacturing facility.
      Human studies are ongoing utilizing the ThermoChem System under a previously approved FDA Investigational Device Exemption for treatment of metastatic non-small cell lung cancer at the University of Texas Medical Branch at Galveston.
     In a previously submitted 510(K) to market the ThermoChem-HT in the United States, the FDA could not determine if the ThermoChem-HT was substantially equivalent to legally marketed predicate devices and suggested an IDE to obtain clinical data.
     Biocontrol Technology, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.